Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-276216 on Form F-1 of our report dated December 14, 2023, relating to the financial statements of Cobar Management Pty Limited. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte Touche Tohmatsu

Deloitte Touche Tohmatsu

Parramatta, Australia

April 8, 2024

24-9790-2 C9.1 P1